[THE ALLIED DEFENSE GROUP, INC. LETTERHEAD]

July 12, 2007

By Facsimile and Federal Express

Portside Growth & Opportunity Fund c/o Ramius Capital Group, L.L.C. 666 3rd Avenue, 26th Floor New York, NY 10017 ATTN: Jeffrey Smith Facsimile No. 212-845-7999 Owen Littman Facsimile No. 212-845-7995
Kings Road Investments, Ltd. c/o Polygon Investment Partners LP 399 Park Avenue, 22nd Floor	Schulte Roth & Zabel LLP
New York, NY 10022	919 Third Avenue
ATTN: Erik M. W. Caspersen	New York, NY 10022
Brandon L. Jones	ATTN: Eleazer Klein, Esquire
Facsimile No. 212-359-7303	Facsimile No. 212-593-5955
Castlerigg Master Investment Ltd. c/o Sandell Asset Management 40 West 57th Street, 26th Floor New York, NY 10019 ATTN: Cem Hacioglu Matthew Pliskin Facsimile No. 212-603-5710 LB I Group Inc. c/o Lehman Brothers Inc. 399 Park Avenue
McDermott Will & Emery LLP
New York, NY 10022	340 Madison Avenue
ATTN: Will Yelsits	New York, NY 10173
Eric Salzman	ATTN: Stephen Older, Esquire
Facsimile No. 212-526-3376	Facsimile No. 212-547-5444

Re: Additional Closing Notice under Amended and Restated Securities Purchase

Agreement Dated as of June 19, 2007 (the “SPA”)

Gentlemen:

Pursuant to Section 1(c) of the SPA, The Allied Defense Group, Inc. hereby gives this Additional Closing Notice to each of you, as Buyers under the SPA, requiring each Buyer to purchase, at one closing, the principal amount of Additional Notes as is set forth opposite each Buyer’s name in Column (6) on the Schedule of Buyers to the SPA. The total principal amount of Additional Notes to be issued by the Company, and purchased by the Buyers, at the Additional Closing shall be $10 million, in accordance with the terms of the SPA and the Schedule of Buyers thereto.

The Company proposes that the Additional Closing Date shall be five (5) Business Days from the date of this Additional Closing Notice, which shall be Thursday, July 19, 2007. The principal amount of Additional Notes to be purchased by each Buyer at the Additional Closing is set forth in the attached Schedule.

We look forward to working with you towards consummation of these transactions.

Sincerely yours,

THE ALLIED DEFENSE GROUP, INC.

By:
John J. Marcello
Chief Executive Officer & President

cc:	Irving E. Walker, Esquire James E. Baker, Jr., Esquire

Saul Burian, Managing DirectorSCHEDULE OF ADDITIONAL NOTES
TO BE PURCHASED BY BUYERS

PRINCIPAL AMOUNT
OF
BUYER	ADDITIONAL NOTE
Kings Road Investment Ltd.	$4,166,667
Portside Growth & Opportunity Fund	$2,500,000
Castlerigg Master Investments Ltd.	$2,000,000
LB I Group Inc.	$1,333,333

TOTAL	$10,000,000